As filed with the Securities and Exchange
Commission on June 9, 2005	Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4151777
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

345 East Main Street	46580
Warsaw, Indiana	(Zip Code)
(Address of Principal Executive Offices)

ZIMMER HOLDINGS, INC.
TEAMSHARE STOCK OPTION PLAN
(Full title of the plan)

David C. Dvorak
Zimmer Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
(Name and address of agent for service)

(574) 267-6131
(Telephone number, including area code, of agent for service)

Copy to:
David C. Worrell
Baker & Daniels LLP
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Proposed maximum
Title of Securities	Amount of shares to be	offering	Proposed maximum	Amount of
to be registered	registered	price per share	aggregate offering price	registration fee
Common Stock, $0.01 par value ..........	8,626,594 (1)	$76.38 (2)	$658,899,249.70 (2)	$77,552.45 (2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti-dilution provisions of the Zimmer Holdings, Inc. TeamShare Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on June 2, 2005, which was $76.38 per share.

EXPLANATORY NOTE; INCORPORATION BY REFERENCE

     This Registration Statement relates to the registration of 8,626,594 additional shares of Common Stock, $0.01 par value, of Zimmer Holdings, Inc. (the “Registrant”) reserved for issuance and delivery under the Registrant’s TeamShare Stock Option Plan, as amended (the “Plan”). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant’s stockholders on May 2, 2005. Pursuant to a Form S-8 Registration Statement filed by the Registrant on July 26, 2001, the Registrant has previously registered 4,800,000 shares of Common Stock reserved for issuance under the Plan. The contents of that Form S-8 Registration Statement (File No. 333-65934) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on June 9, 2005.

ZIMMER HOLDINGS, INC.
By:	/s/ J. Raymond Elliott
J. Raymond Elliott
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of J. Raymond Elliott, David C. Dvorak and Sam R. Leno, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of
J. Raymond Elliott and David C. Dvorak, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ J. Raymond Elliott J. Raymond Elliott	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 9, 2005

/s/ Sam R. Leno Sam R. Leno	Executive Vice President, Corporate Finance and Operations and Chief Financial Officer (Principal Financial Officer)	June 9, 2005

/s/ James T. Crines James T. Crines	Senior Vice President, Finance/Controller and Information Technology (Principal Accounting Officer)	June 9, 2005

/s/ Stuart M. Essig Stuart M. Essig	Director	June 9, 2005

/s/ Larry C. Glasscock Larry C. Glasscock	Director	June 9, 2005

/s/ John L. McGoldrick John L. McGoldrick	Director	June 9, 2005

/s/ Augustus A. White, III Augustus A. White, III	Director	June 9, 2005

S-1

INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of Zimmer Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 13, 2001).

4.2	Restated By-Laws of Zimmer Holdings, Inc., together with Amendment No. 1 to the Restated By-Laws of Zimmer Holdings, Inc. (incorporated herein by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q dated November 14, 2003).

4.3	Specimen Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form 10, dated July 6, 2001).

4.4	Zimmer Holdings, Inc. TeamShare Stock Option Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated April 26, 2005).

5	Opinion of Baker & Daniels LLP regarding legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Baker & Daniels LLP (included in Opinion filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of the Registration Statement).